EXHIBIT 99.2

i2 Technologies, Inc. Supplemental Information

Bookings	4Q 03	1Q 04	2Q 04	3Q 04	4Q 04
					(in $ millions)
Total License and Development Services Bookings(1)	$17.3	$9.2	$24.1	$15.7	$18.6

(1)    Bookings are a measure we use internally to measure the business and represent the contracted value of licensed lP (Core License) and/or Development Services (includes License and Services) closed in the quarter.

         Bookings convert to revenue as contractual obligations are met. Bookings will vary from quarter to quarter

Revenue and Revenue Trends	4Q 03	1Q 04	2Q 04	3Q 04	4Q 04
					(in $ millions)
License Subscription	$0.7	$0.9	$1.6	$3.5	$3.3
Content/Other Recurring	$7.8	$8.0	$7.6	$7.9	$7.7
Core License Revenue	$6.3	$3.5	$2.8	$6.0	$5.7

Total Software License (not including development service license - see below)	$14.8	$12.4	$12.0	$17.4	$16.7

					(in $ millions)
Development Services - Services	$4.1	$4.4	$6.4	$5.1	$4.9
Development Services - License	$2.7	$2.2	$2.8	$2.4	$2.4

Total Development Services Revenue	$6.8	$6.6	$9.2	$7.5	$7.4

					(in $ millions)
Services	$27.2	$24.9	$24.5	$26.8	$23.7
Reimbursable Expenses	$2.9	$2.7	$3.1	$2.5	$2.2
Maintenance	$32.0	$31.0	$29.8	$27.7	$28.2

Total Operating Revenue	$83.7	$77.6	$78.6	$81.9	$78.2

					(in $ millions)
Contract Revenue Recognized	$14.0	$6.0	$32.0	$29.1	$5.8

					(in $ millions)
Total GAAP Revenue	$97.7	$83.6	$110.6	$111.0	$84.0

Total Revenue Recognized by Region	4Q 03	1Q 04	2Q 04	3Q 04	4Q 04
Greater APAC	14%	16%	13%	17%	18%
EMEA	22%	21%	17%	17%	23%
Americas	64%	63%	70%	66%	59%

Total Revenue	100%	100%	100%	100%	100%

Core License Revenue and Development Services Breakdown	4Q 03	1Q 04	2Q 04	3Q 04	4Q 04
Existing customers	94%	95%	68%	63%	80%
New customers /new divisions	6%	5%	32%	37%	20%

High Tech	31%	27%	44%	30%	22%
CPG & Retail	26%	25%	24%	33%	28%
Automotive & Industrial	20%	13%	12%	17%	20%
Metals & Paper	2%	25%	16%	11%	17%
All others (2)	21%	10%	4%	9%	13%

Total Core License and Development Services Revenues	100%	100%	100%	100%	100%

(2) Includes furniture, utilities, services, government, textiles, process, pharmaceutical & medical, energy, global energy, aerospace and logistics.

Core License and Development Services transactions recognized over $1 million	2	—	2	2	3
Core License transactions recognized	23	21	15	25	29
Development Services transactions recognized	37	45	47	50	44
Active Development Service projects at the end of the quarter	51	68	72	66	66

					(in $ thousands)
Average amount recognized - Core License transactions - ALL	$275	$167	$189	$241	$198
Average amount recognized - Core License transactions ->100k	$548	$308	$479	$385	$351
Average amount recognized - Development Services transactions - ALL	$182	$147	$196	$150	$167
Average amount recognized - Core License and Development Services transactions - ALL	$218	$153	$194	$180	$179

Selected Balance Sheet Items	4Q 03	1Q 04	2Q 04	3Q 04	4Q 04
					(in $ millions)
Deferred Contract Costs	$7.0	$6.9	$5.9	$3.8	$1.9

					(in $ millions)
Deferred Contact Revenue (3)	$124.6	$121.5	$86.2	$56.9	$54.2
Deferred Revenue for all other revenue classes	$88.2	$95.4	$101.1	$96.7	$111.2

Total Deferred Revenue	$212.8	$216.9	$187.3	$153.6	$165.4

(3)    Deferred Contract Revenue represents revenues carried on the company’s balance sheet as a result of the 2003 restatement Timing of the recognition of this revenue is difficult to predict and is not typically associated with current business or cash collections

					(in $ millions)
Cash and Cash Equivalents	$309.4	$289.7	$345.1	$281.4	$285.5

Days Sales Outstanding	34.0	45.0	27.0	33.0	41.0

Headcount	4Q 03	1Q 04	2Q 04	3Q 04	4Q 04
Total Headcount	2,452	2,397	2,199	2,109	2,044
Research & Development	1,107	1,093	932	878	819
Direct Sales Representatives	106	103	100	94	81

This Supplemental Financial Information is not audited and has not been reviewed by i2’s outside auditors. It has been prepared to provide additional information to those individuals interested in reviewing supplemental data concerning the Company’s recent performance. Any trends apparent from this information may not be indicative of the future results of the Company. For more complete information concerning the Company, its performance and the risks and uncertainties associated with its business, refer to the Company’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K/A filed March 17, 2004, the Quarterly Report on Form 10-Q filed May 10, 2004 (for the quarterly period ended March 31, 2004), the Quarterly Report on Form 10-Q filed August 9, 2004 (for the quarterly period ended June 30, 2004), the Quarterly Report on Form 10-Q filed November 9, 2004 (for the quarterly period ended September 30, 2004) and the Annual Report on Form 10-K due to be filed on March 16, 2005 (for the fiscal year ended December 31, 2004).